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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 2009


                              GEMCO MINERALS, INC.
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


        Florida                     000-51523                   98-0582366
        -------                     ---------                   ----------
(State of Incorporation)    (Commission File Number)          (IRS employer
                                                           identification  no.)


                              #203 - 20189 56th Ave
                          Langley, BC, Canada, V3A 3Y6
                          ----------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (866) 848-2940


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
           Audit Report or Completed Interim Review.


As the result of a comment letter from the Securities Exchange Commission dated February 10, 2009, concerning the Company's Form 10-KSB for the fiscal year ended May 31, 2008, filed August 27, 2008, the authorized officers of the Company in consultation with Moore & Associates, Chartered, the Company's independent registered public accounting firm, concluded on February 19, 2009 that the Company's annual audited financial statements included in the above Form 10-KSB should no longer be relied upon and should be restated.

The facts underlying this conclusion are that the comment letter noted the Company derecognized a liability for the year ended May 31, 2007 at the time of issuing the annual May 31, 2008 financial statements, which requires the Company to label the prior year Balance Sheet, Statement of Operations and Statement of Cash Flow as "restated" and provide additional disclosures in the notes of the financial statements. Management is in agreement with the Staff comments and is taking all actions necessary to amend the above annual filing accordingly.

The Company will restate the annual audited financial statements for the fiscal year ended May 31, 2008, as soon as practicable.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          GEMCO MINERALS, INC.



Date: February 19, 2009                   By:  /s/ Dorlyn Evancic
                                               ------------------------------
                                               Name: Dorlyn R. Evancic
                                               Title: Chief Financial Officer